Exhibit 10.4

Execution Copy

THIRD AMENDMENT TO CREDIT AGREEMENT

THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of February 13, 2012 (this “Third Amendment”), between TRINSEO MATERIALS OPERATING S.C.A., a corporate partnership limited by shares (société en commandite par actions) organized under the laws of Luxembourg (the “Borrower”) and DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent, the Guarantors party thereto from time to time and each lender from time to time party thereto have entered into a Credit Agreement, dated as of June 17, 2010, as amended by that certain First Amendment dated as of February 2, 2011 and that certain Second Amendment dated as of July 28, 2011 (the “Credit Agreement”) (capitalized terms not otherwise defined in this Third Amendment have the same meanings as specified in the Credit Agreement);

WHEREAS, the Borrower has requested that the Administrative Agent consent to a technical amendment of the Credit Agreement pursuant to the last paragraph of Section 10.01 thereof, and the Administrative Agent is willing to so consent;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment to Credit Agreement. Section 6.01(b) of the Credit Agreement is hereby amended by inserting the following text immediately after the text “March 31, 2011” appearing therein: “(other than the fourth fiscal quarter of any fiscal year for which the Borrower is required to deliver financial statements pursuant to Section 6.01(a))”.

SECTION 2. Effectiveness of the Third Amendment. In accordance with the last paragraph of Section 10.01 of the Credit Agreement, this Third Amendment shall become effective upon the due execution and delivery of a counterpart hereof by the Borrower and the Administrative Agent.

SECTION 3. Reference to and Effect on the Credit Agreement and the Loan Documents. On and after the effectiveness hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Third Amendment.

SECTION 4. Execution in Counterparts. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Third Amendment shall be effective as delivery of an original executed counterpart of this Third Amendment.

SECTION 5. Governing Law. This Third Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TRINSEO MATERIALS OPERATING S.C.A.,
as the Borrower

a Société en commandite par actions Registered office: 9A rue Gabriel Lippmann L-5365 Munsbach, Luxembourg R.C.S. Luxembourg: B 153.586

By:
Name:
	Title:	manager of the general partner of the Borrower

[Signature Page to Third Amendment to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
	Name:	Marcus M. Tarkington
	Title:	Director

By:
	Name:	Michael Getz
	Title:	Vice President

[Signature Page to Third Amendment to Credit Agreement]